UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  August 16, 2011

VCA ANTECH, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16783	95-4097995
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

12401 West Olympic Boulevard
Los Angeles, California 90064-1022
(Address of Principal Executive Offices, Zip Code)

(310) 571-6500
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry Into Material Definitive Agreement

On August 16, 2011, VCA Antech, Inc. (the “Company”) entered into an amended and restated credit and guaranty agreement (the “Amended Credit Agreement”) by and among the Company, Vicar Operating, Inc., certain subsidiaries of Vicar Operating, Inc., as guarantors, the various lenders from time to time party thereto, Wells Fargo Bank, National Association, as administrative agent, collateral agent, issuing bank and swing line lender, Bank of America, N.A. and JPMorgan Chase Bank, N.A., as co-syndication agents, and other agents party thereto.

The Amended Credit Agreement amends and restates that certain Credit and Guaranty Agreement, dated August 19, 2010, by and among Vicar Operating, Inc., the Company, certain subsidiaries of Vicar Operating, Inc., as guarantors, various lenders from time to time party thereto, Wells Fargo Bank, National Association, as administrative agent, collateral agent, issuing bank and swing line lender, Bank of America, N.A., as syndication agent, and JP Morgan Chase Bank, N.A., U.S. Bank, N.A., and Union Bank, N.A., as co-documentation agents, which provided for $500.0 million in senior term loans and a $100.0 million revolving facility.

The Amended Credit Agreement (i) extends the maturity date to August 19, 2016; (ii) provides for additional term loans in the amount of $100.0 million to repay in full amounts borrowed in connection with Vicar Operating, Inc.’s acquisition of all the equity interests of MediMedia Animal Health, LLC; and (iii) increases the aggregate principal amount of the revolving commitments from $100.0 million to $125.0 million.

In general, borrowings under the Amended Credit Agreement (including swing line borrowings) bear interest on the basis of either a base rate plus the applicable margin (0.25% to 1.25% depending on the leverage ratio of the Company) or the average one-, two-, three- or six months LIBOR plus the applicable margin (1.25% to 2.25% depending on the leverage ratio of the Company).  The base rate is equal to the higher of (a) Wells Fargo Bank, N.A.’s prime rate, (b) the Federal funds rate plus 0.50%, or (c) the one month LIBOR plus 1.0%.  Until the delivery of the compliance certificate and the financial statements for the period ending September 30, 2011, borrowings under the Amended Credit Agreement, at the Company’s current leverage ratio, will bear interest at LIBOR plus 175 basis points or the base rate plus 75 basis points.

The revolving credit facility under the Amended Credit Agreement matures on August 19, 2016.  The term loans issued under the Amended Credit Agreement mature on August 19, 2016, with principal payments of $7,265,625 due on the last day of each calendar quarter from December 31, 2011 to and including September 30, 2013, of $10,898,437.50 due on the last day of each calendar quarter from December 31, 2013 to and including September 30, 2015 and of $14,531,250 due on the last day of each calendar quarter thereafter with a final payment of  the outstanding principal balance due on August 19, 2016.  Principal payments under the revolving credit facility portion are made at the Company’s discretion with the entire unpaid amount due at maturity.

All outstanding indebtedness under the Amended Credit Agreement may be voluntarily prepaid in whole or in part without premium or penalty, other than customary breakage costs.  The Company and each of its wholly owned, domestic, subsidiaries guarantee the outstanding indebtedness under the Amended Credit Agreement.  Any borrowings, along with the guarantees of the subsidiaries, are further secured by a pledge of substantially all of the Company’s consolidated assets.  In addition these borrowings are secured by a pledge of substantially all of the capital stock, or similar equity interest, of the Company’s domestic subsidiaries and 65% of the capital stock, or similar equity interest, of the Company’s foreign subsidiaries.

The Amended Credit Agreement includes certain financial covenants, including the obligation to maintain a fixed charge coverage ratio of not less than 1.20:1.00 and a leverage ratio of not greater than 3.00:1.00.  In addition, the Amended Credit Agreement restricts acquisitions of entities outside the United States and payments of cash dividends on all classes of stock, and indirectly restricts capital expenditures through the inclusion of capital expenditures in the denominator of the fixed charge coverage ratio.

The Amended Credit Agreement contains certain customary events of default, including, without limitation, failure to make payments, a cross-default to certain other debt, breaches of covenants, breaches of representations and warranties, and change of control.

The above summary of the Amended Credit Agreement is not complete and is qualified in its entirety by reference to the complete text of the Amended Credit Agreement, a copy of which is attached as exhibit 10.1 to this Current Report on Form 8-K.  A copy of the press release announcing the Amended Credit Agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 8.01 Other Events

Reference is made to the press release of the Company, issued on August 16, 2011, which is incorporated herein by reference.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

(d)          Exhibits

10.1*
Amended and Restated Credit and Guaranty Agreement, dated August 16, 2011, by and among the VCA Antech, Inc., Vicar Operating, Inc., certain subsidiaries of Vicar Operating, Inc., as guarantors, the various lenders from time to time party thereto, Wells Fargo Bank, National Association, as administrative agent, collateral agent, issuing bank and swing line lender, Bank of America, N.A. and JPMorgan Chase Bank, N.A., as co-syndication agents, and other agents party thereto.

99.1	Press release dated August 16, 2011.

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*Confidential treatment has been requested for certain portions of this exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 22, 2011	VCA ANTECH, INC.

	By:	/s/ Tomas W. Fuller
	Name:	Tomas W. Fuller
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibits

10.1*
Amended and Restated Credit and Guaranty Agreement, dated August 16, 2011, by and among the VCA Antech, Inc., Vicar Operating, Inc., certain subsidiaries of Vicar Operating, Inc., as guarantors, the various lenders from time to time party thereto, Wells Fargo Bank, National Association, as administrative agent, collateral agent, issuing bank and swing line lender, Bank of America, N.A. and JPMorgan Chase Bank, N.A., as co-syndication agents, and other agents party thereto.

99.1	Press release dated August 16, 2011.

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*Confidential treatment has been requested for certain portions of this exhibit.